UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Karlavägen 100, 115 26 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 702958519

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2025, the Board of Directors of Neonode Inc. (the “Company”) approved the appointment of Daniel Alexus as President and Chief Executive Officer and as Managing Director of the Company, effective March 31, 2025.

Mr. Alexus, age 40, has served since April 2018 as the Executive, Global Head of Innovation at Ericsson ONE, where he founded and led Ericsson’s globally recognized intrapreneurship program and venture studio. In this role, he oversaw the incubation and scaling of AI, SaaS, and deep-tech ventures, driving corporate innovation and strategic growth. Prior to this, from August 2014 to March 2018, Mr. Alexus served as the General Manager of MetraTech, a Boston-based enterprise software company acquired by Ericsson, where he successfully integrated the company and drove significant customer growth. From September 2013 to August 2014, he served as Strategy Director at Ericsson, leading a go-to-market transformation and executing a major software acquisition. Earlier in his career, Mr. Alexus held roles in corporate strategy, business development, and innovation leadership in Silicon Valley and Stockholm. From 2019 to 2024, he also served as a Board Observer at Einride, an industry leader in freight technology. Mr. Alexus holds a Master of Science in Engineering and Management from the Royal Institute of Technology (KTH) in Stockholm, a Masterclass in Private Equity from London Business School and a Board Certification from StyrelseAkademien.

The Company entered into an employment agreement with Mr. Alexus on March 21, 2025 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Alexus will be entitled to receive a monthly salary of SEK 185,000 (approximately US $18,000). His salary will be reviewed on an annual basis. Mr. Alexus further will be entitled to receive a yearly bonus up to a maximum of 50% of his total yearly salary based on his performance. Either party to the employment agreement may terminate the agreement with twelve months’ notice to the other party. The terms of the employment agreement with Mr. Alexus contain other customary provisions.

Mr. Alexus was not selected pursuant to any arrangement or understanding between him and any other person. In addition, he is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Alexus and any of the Company’s other directors or executive officers.

The foregoing description of the Employment Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On March 24, 2025, the Company issued a press release announcing Mr. Alexus’s appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, Dated March 21, 2025, by and between Neonode Technologies AB and Daniel Alexus.
99.1	Press Release of the Company dated March 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2025	NEONODE INC.

	By:	/s/ Fredrik Nihlén
	Name:	Fredrik Nihlén
	Title:	Interim President and Chief Executive Officer, Chief Financial Officer

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